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                                                                    EXHIBIT 10.7
                                    FORM OF
                             iPAYMENT HOLDINGS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT is made and entered into as of ____________, 200__, by and between iPayment Holdings, Inc. (the "Company") and _______________ (the "Participant") in connection with the grant of an option under the iPayment Holdings, Inc. Stock Incentive Plan (the "Plan").

         The Company has established the Plan by action of its board of directors and such action was thereafter approved by the shareholders of the Company. The Participant is an employee of the Company or an Affiliate, and the Company desires to encourage the Participant to own Stock for the purposes stated in Article 2 of the Plan. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Option granted by the Company pursuant to the authority specified under the Plan:

                  1. Grant of Option. Subject to the terms and conditions set forth in the Plan and herein, the Company grants to the Participant an Option to purchase from the Company ________ shares of Stock at a price of $______ per share, subject to adjustment as provided in Article 8 of the Plan. This Option will expire on ___________, 20__, unless it expires sooner pursuant to Paragraph
6. This option is exercisable with respect to the number of shares of Stock determined as follows:


           On and After                                      Number of Shares Exercisable
           ___________, 20__                                 ________ Shares
           ___________, 20__                                 Additional ________ Shares
           ___________, 20__                                 Additional ________ Shares

         2. Notice of Exercise. This Option may be exercised, in whole or in part, with respect to the number of whole shares of Stock that can be purchased at the times described in Paragraph 1, by written notice to the Company at the address provided in Paragraph 12 on a form (which may be supplied by the Company) which

              (a) specifies the number of whole shares of Stock to be purchased and the exercise price;

              (b) contains evidence satisfactory to the Committee that the person exercising this Option is the Participant or has the right to exercise; and

              (c) is accompanied by payment of the exercise price in accordance with the Plan.

         3. Transfer and Exercise of Option. Except for transfers pursuant to a will or the laws of descent and distribution, this Option is not transferable and the Participant may not make any disposition of this Option or any interest herein during his or her lifetime. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after




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the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

         4. Status of Participant. The Participant shall not be deemed a shareholder of the Company with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him or her. The Company is not required to issue shares of Stock purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

         5. No Effect on Capital Structure. This Option shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         6. Expiration of Option. In general, the right to purchase Stock under this Option shall expire on the date specified in Paragraph 1. However, this Option shall expire sooner in the circumstances described in this Paragraph.

              (a) Termination of Employment. If the Participant ceases to be employed by the Company or one of its Affiliates for any reason other than death or disability (as described in this Paragraph 6), and the Participant does not thereupon become an employee of the Company or another of its Affiliates, the Participant shall have the right for three months after such termination of employment to exercise this Option with respect to the shares that have become exercisable pursuant to Paragraph 1 on the date of such termination. Thereafter, this Option shall terminate and cease to be exercisable.

              (b) Disability. If the Participant ceases to be employed by the Company or one of its Affiliates by reason of disability (as defined in section 22(e)(3) of the Code), the Participant shall have the right for 12 months after the date of such termination of employment to exercise this Option with respect to all shares available for purchase hereunder, including the portion of this Option that has not yet become exercisable pursuant to Paragraph 1 on the date of such termination. Thereafter, this Option shall terminate and cease to be exercisable.

              (c) Death. If the Participant dies, this Option shall be exercisable by the Participant's legal representatives, heirs, legatees, or distributees for 12 months after the date of the Participant's death with respect to all shares available for purchase hereunder, including that portion of this Option that has not yet become exercisable pursuant to Paragraph 1 on the date of the Participant's death. Thereafter, this Option shall terminate and cease to be exercisable.

         7. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy which may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.



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         8. Restrictions on Shares. Shares acquired pursuant to the exercise of this Option shall be subject to certain restrictions, including but not limited to repurchase rights in favor of the Company upon the Participant's termination of employment as described in Section 4.4 of the Plan and the Company's right of first refusal as described in Section 4.5 of the Plan.

         9. Incentive Stock Option Qualification. This Option is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an Incentive Option. However, if any portion of this Option is deemed not to be an Incentive Option because the $100,000 annual limit under section 422(d) of the Code on Incentive Options is exceeded, or otherwise, the portion of this Option which cannot be treated as an Incentive Option shall be deemed to be a Nonqualified Option. In such an event, the Participant shall be subject to the tax withholding provision of Section 7.3 of the Plan for the portion of this Option which is not an Incentive Option, and all other Plan provisions that apply to Nonqualified Options.

         10. Notice of Disqualifying Disposition. Except to the extent that a portion of this Option is treated as a Nonqualified Option pursuant to Paragraph 9, the Participant shall notify the Company of his or her intent to dispose of any of the shares of Stock purchased pursuant to this Option within two years from the date of the grant of the Option and one year from the date of exercise of the Option, and promptly after such disposition the Participant shall notify the Company of the number of shares of Stock disposed of, the dates of acquisition and disposition of such shares, and the consideration if any, received on such disposition. If in connection with any such disposition, the Company becomes liable for withholding taxes and has no amounts owing the Participant with which to discharge its withholding obligation, the Participant shall indemnify the Company against any penalties it may incur through its inability to apply amounts owing the Participant in discharge of its withholding obligation. Nothing in this Paragraph shall give the Participant any right to dispose of shares of Stock in a manner that is inconsistent with any provision of this Agreement, the Plan, or any stock transfer restriction agreement entered into by the Participant.

         11. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, is attached hereto as Exhibit A and made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the amended Plan shall control, except as expressly stated otherwise. Capitalized terms used herein, if not defined, shall have the meaning as set forth in the Plan, except where the context otherwise requires. The terms "Article" or "Section" generally refer to provisions within the Plan; provided, however, the term "Paragraph" shall refer to a provision of this Agreement.

         12. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United


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States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

                                    iPayment Holdings, Inc.
                                    Attn:   Afshin Yazdian
                                    30 Burton Hills, Suite 520
                                    Nashville, TN  37215
                                    Phone:  (615) 665-1858
                                    Fax:  (615) 665-8434

         Notices to the Participant shall be hand delivered to the Participant on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

         13. Information Confidential. As partial consideration for granting of this Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         14. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first above written.

                                          iPAYMENT HOLDINGS, INC.



                                          By:
                                             ----------------------------------

                                          Its:
                                              ---------------------------------



                                          PARTICIPANT


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